UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2007

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          The Company and Kenneth D. Schwarz, its President, Consumer Solutions, mutually agreed to terminate Mr. Schwarz's employment with the Company effective January 3, 2007. In connection with Mr. Schwarz's departure, the Company and Mr. Schwarz entered into a severance and release agreement on January 5, 2007 which supersedes all provisions (other than Sections 7 and 8 thereof) of Mr. Schwarz's employment agreement, including those relating to termination and severance payments. Mr. Schwarz's employment agreement had previously been filed by the Company with the SEC.

          The severance and release agreement provides for the following:

•	Mr. Schwarz will receive the following payments (subject to required withholding): (1) a severance benefit equal to $737,307.64, payable in a lump sum on the date which is one hundred and eighty one days following the termination of his employment; (2) an amount equal to $21,922.96 for earned but unused vacation, payable in a lump sum within 5 business days of the effective date of the agreement; and (3) an amount equal to $152,880.00 for any amounts owed under any of the Company's bonus plans, payable in a lump sum within 5 business days of the effective date of the agreement;

•	Mr. Schwarz and any covered dependents shall receive continuation coverage under COBRA under the Company's group medical and dental plans, provided that Mr. Schwarz and any covered dependents are eligible and timely elect such continuation coverage;

•	Mr. Schwarz has agreed to extend the term of his non-competition and non-solicitation covenants from 18 months to 30 months; and

•	A general release of the Company from Mr. Schwarz for all claims arising from Mr. Schwarz's employment or as a result of the termination thereof.

          The foregoing description of the severance and release agreement between the Company and Mr. Schwarz is qualified in its entirety by reference to the copy of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events

          In conjunction with the departure of Mr. Schwarz, Intersections announced that John G. Scanlon, who has been employed by Intersections since November 13, 2006, has been promoted to Executive Vice President. Further details regarding the announced changes to the Company's executive team as part of a management reorganization can be found in a copy of the press release which is furnished with this report as Exhibit 99.1.

          The Company had previously entered into an employment agreement with Mr. Scanlon at the time of his joining the Company which provides for a base salary of $265,000, subject to annual discretionary increases, with the remaining terms substantially identical to the terms in the employment agreements currently in effect with the company's other executive officers.

          The foregoing description of the employment agreement between the Company and Mr. Scanlon is qualified in its entirety by reference to the copy of the agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

           (c) Exhibits

Exhibit No.	Description

10.1	Severance and Release Agreement dated as of January 5, 2007 between the Company and Kenneth D. Schwarz

10.2	Form of Employment Agreement between the Company and John Scanlon

99.1	Press Release dated January 4, 2007

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2007

INTERSECTIONS INC. By: /s/ Madalyn Behneman Name: Madalyn Behneman Title: Acting Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance and Release Agreement dated as of January 5, 2007 between the Company and Kenneth D. Schwarz

10.2	Form of Employment Agreement between the Company and John Scanlon

99.1	Press Release dated January 4, 2007